Exhibit 2.1

SPECIMEN CERTIFICATE FOR THE H SHARES.

DATE OF ISSUE	CERTIFICATE NUMBER	RUN/TFR. NO.	REGISTER	NUMBER OF H SHARES

中國東方航空股份有限公司
China Eastern Airlines Corporation Limited

(A joint stock limited company incorporated in the People's Republic of China with limited liability)

CERTIFICATE FOR H SHARES

The Company was registered on 14th April, 1995 with a business licence number 10001767-8.

THIS IS TO CERTIFY that the undermentioned person(s) is/are the registered holder(s) of fully paid H shares of nominal value of Renminbi 1.00 each as detailed below in the issued share capital of the Company, subject to the Articles of Association of the Company.

COMPUTERSHARE HONG KONG INVESTOR SERVICES LIMITED
SPECIMEN ONLY
樣本只供參考

CODE:

NUMBER OF H SHARES:

Given under the Securities Seal of the Company on the date stated above.

CHAIRMAN OF THE BOARD OF DIRECTORS

Conditions

By acquiring H shares of the Company, the registered holder(s) of the above number of H shares:

(1) agree(s) with the Company and each other shareholder of the Company, and the Company agrees with such registered holder(s) and each other shareholder to observe and comply with the Company Law (公司法) of the People's Republic of China ("PRC") adopted at the Fifth Session of the Standing Committee of the Eighth National People's Congress on 29th December, 1993 and effective from 1st July, 1994, as amended, supplemented or otherwise modified from time to time (the "Company Law"), the Special Regulations on the Overseas Offering and Listing of Shares by Joint Stock Limited Companies (國務院關於股份有限公司境外募集股份及上市的特別規定) issued by the State Council of the PRC on 4th August, 1994, as amended, supplemented or otherwise modified from time to time and the Articles of Association of the Company (the "Articles of Association");

(2) agree(s) with the Company and each other shareholder, director, supervisor, manager and officer of the Company, and the Company, acting for itself and for each director, supervisor, manager and officer, agrees with each shareholder to refer all differences and claims arising from the Articles of Association or any rights or obligations conferred or imposed by the Company Law or other relevant laws and administrative regulations concerning the affairs of the Company to arbitration in accordance with the Articles of Association, and any reference to arbitration shall be deemed to authorise the arbitration tribunal to conduct hearings in open session and to publish its award. Such arbitration shall be final and conclusive;

(3) agree(s) with the Company and each other shareholder of the Company that shares in the Company are freely transferable by the holder thereof; and

(4) authorise(s) the Company to enter into a contract on his (their) behalf with each director, supervisor and officer of the Company whereby such directors, supervisors and officers undertake to oberve and comply with other obligations to Shareholders as stipulated in the Articles of Association.

No transfer in respect of any of the above number of shares will be registered unless accompanied by this share certificate and otherwise in compliance with the requirements of the Articles of Association.

The Company's legal address: 2550 Hong Qiao Road, Hong Qiao International Airport, Shanghai 200335, the People's Republic of China.

H share registrar in Hong Kong: Hong Kong Registrars Limited, Shops 1712-1716, 17th Floor, Hopewell Centre, 183 Queen's Road East, Wanchai, Hong Kong.

HONG KONG REGISTRARS 0170208

FORM OF TRANSFER 股份轉讓書		中國東方航空股份有限公司 China Eastern Airlines Corporation Limited	
SELLER'S BROKER	**BUYER'S BROKER**		
1	2		
		SELLER'S BROKER	**BUYER'S BROKER**
3	4	11	12
5	6	13	14
7	8	15	16
9	10	17	18

FOR THE CONSIDERATION stated on the right the "Registered Holder(s)" named overleaf (the "Transferor(s)") does/do hereby transfer to the "Transferee(s)" named below the shares represented by this certificate subject to the several conditions on which the said H shares are now held by the Transferor(s), and the Transferee(s) does/do hereby agree to accept and hold the said H shares subject to the conditions aforesaid. 股票"註冊持有人"（其轉讓人）現依據所載訂之各條件，按右列之對價，將此股票內列出之H股份轉讓與承讓人。承讓人亦同意接納所載訂之條件，承受此指定之H股份。	Consideration 對價

TRANSFEREE(S) 承讓人

NOTE: (a) Name of Transferee(s) in full i.e. surname, forenames or other names. 承讓人詳細姓名，包括姓氏，名字或別名。(b) Address in full 地址 (Joint shareholders should give one address only 聯名股東用同一地址)

NAME(S) IN ENGLISH (Surname first) in block capitals 英文姓名 (請先填寫姓氏) 請用正楷填寫	1) 2) 3) 4)	NAME(S) IN CHINESE 中文姓名	1) 2) 3) 4)
ADDRESS IN ENGLISH 英文地址 Bldg., Block, Room No. 大廈、座及室號		Existing shareholder 原有股東	yes 是 / no 否
Street, Estate, Floor No. 門牌編號、街道、屋邨名稱、樓數		Occupation 職業	
District, Town, Postcode 區域或市鎮名稱	Country 國名	Tel. No. 電話號碼	
DIVIDEND INSTRUCTIONS (if any) 股息處理（如有者） Name of Bank 銀行名稱		ACCOUNT NUMBER 賬戶號碼	
Branch/Address 分行／地址			

SIGNED by the parties to this transfer form 雙方簽字日期

見証人簽名
in the presence of
SIGNATURE
OF WITNESS ....

....

Address 地址 ....

....

Occupation 職業 ....

....
Signature(s) of Transferor(s) (轉讓人簽名)

見証人簽名
in the presence of
SIGNATURE
OF WITNESS ....

Address 地址 ....

....

Occupation 職業 ....

....
Signature(s) of Transferee(s) (承讓人簽名)